CURRENT REPORT OF MATERIAL EVENTS OR CORPORATE CHANGES

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2007

Level 3 Communications, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado	80021
(Address of principal executive offices)	(Zip code)

720-888-1000

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 2, 2007, Level 3 announced that, as part of its previously announced tender offer and consent solicitation for its 11% Senior Notes due 2008 (the “11% Notes”) and Level 3 Financing, Inc.’s Floating Rate Senior Notes due 2011 (the “Floating Rate Notes”), as of 12:01 a.m., New York City time, on March 1, 2007 (the “Consent Time”), Level 3 had accepted tenders and consents for approximately 73% of the aggregate principal amount outstanding of the 11% Notes and Level 3 Financing had accepted tenders and consents for approximately 96% of the aggregate principal amount outstanding of the Floating Rate Notes.

A press release relating to that announcement is attached hereto as Exhibit 99.1.

In connection with the tender offer and related consent solicitation for the 11% Notes, on March 1, 2007, Level 3 Communications, Inc. entered into a Supplemental Indenture (the “11% Supplemental Indenture”) amending the Indenture, dated as of February 29, 2000, among Level 3 and The Bank of New York, as Trustee, relating to the 11% Notes (the “11% Note Indenture”). The 11% Supplemental Indenture was entered into between Level 3 and The Bank of New York, as Trustee. Pursuant to the 11% Supplemental Indenture, the 11% Note Indenture is amended to eliminate substantially all of the covenants and certain events of default and related provisions contained in the 11% Note Indenture.

The 11% Supplemental Indenture is filed as Exhibit 4.1 to this Current Report and is incorporated herein by reference as if set forth in full.

In connection with the tender offer and related consent solicitation for the Floating Rate Notes, on March 1, 2007, Level 3 Financing, Inc. entered into a Supplemental Indenture (the “Floating Rate Supplemental Indenture”) amending the Indenture, dated as of March 14, 2006, among Level 3, as Guarantor, Level 3 Financing, Inc., as Issuer, and The Bank of New York, as Trustee, relating to the Floating Rate Notes (the “Floating Rate Note Indenture”). The Floating Rate Supplemental Indenture was entered into among Level 3, Level 3 Financing, Inc., Level 3 Communications, LLC, Broadwing Financial Services, Inc. and The Bank of New York, as Trustee. Pursuant to the Floating Rate Supplemental Indenture, the Floating Rate Note Indenture is amended to (i) eliminate substantially all of the covenants and certain events of default and related provisions contained in the Floating Rate Note Indenture and (ii) modify the provisions in the Floating Rate Note Indenture providing for satisfaction and discharge and covenant defeasance.

The Floating Rate Supplemental Indenture is filed as Exhibit 4.2 to this Current Report and is incorporated herein by reference as if set forth in full.

The tender offer for the 11% Notes (the “Level 3 Tender Offer”) and the tender offer for the Floating Rate Notes (the “Level 3 Financing Tender Offer” and together with the Level 3 Tender Offer, the “Tender Offers”) are each scheduled to expire at 12:01 a.m., New York City time, on March 15, 2007 (the “Expiration Date”). Notes tendered in the Tender Offers after the Consent Time but prior to the Expiration Date will not receive a consent payment. Notes tendered in the Tender Offers on or prior to the Consent Time may no longer be withdrawn. The settlement date for notes tendered in the Tender Offers on or prior to the Consent Time was March 1, 2007.

This report is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of an offer to sell securities with respect to the 11% Notes and the Floating Rate Notes. The Tender Offers may only be made pursuant to the terms of the applicable Offer to Purchase and the related Letter of Transmittal.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

None

(b)	Pro Forma Financial Information

None

(c)	Shell Company Transactions

None

(d)	Exhibits

4.1	Supplemental Indenture, dated as of March 1, 2007, between Level 3 Communications, Inc. and The Bank of New York, as Trustee, supplementing the Indenture dated as of February 29, 2000, between Level 3 Communications, Inc. and The Bank of New York as Trustee, relating to Level 3 Communications, Inc.’s 11% Senior Notes due 2008.

4.2	Supplemental Indenture, dated as of March 1, 2007, among Level 3 Financing, Inc., Level 3 Communications, Inc., Level 3 Communications, LLC, Broadwing Financial Services, Inc. and The Bank of New York, as Trustee, supplementing the Indenture dated as of March 14, 2006, among Level 3 Financing, Inc., as Issuer, Level 3 Communications, Inc., as Guarantor, and The Bank of New York as Trustee, relating to Level 3 Financing, Inc.’s Floating Rate Senior Notes due 2011.

99.1	Press Release dated March 2, 2007, relating to the receipt of requisite consents in Level 3’s tender offers and consent solicitations for Level 3’s 11% Senior Notes due 2008 and Level 3 Financing, Inc.’s Floating Rate Senior Notes due 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Level 3 Communications, Inc.

By:	/s/ Neil J. Eckstein
Neil J. Eckstein, Senior Vice President

Date: March 2, 2007